Exhibit 99.1

November 14, 2019

Dateline: Longview, Texas

Friedman Industries, Incorporated (NYSE – American; trading symbol: FRD)

FOR IMMEDIATE RELEASE

Friedman Industries, Incorporated Announces Second Quarter Results

Friedman Industries, Incorporated, headquartered in Longview, Texas, is a manufacturer and processor of steel products with operating plants in Hickman, Arkansas; Decatur, Alabama and Lone Star, Texas. The Company has two reportable segments; coil products and tubular products. The coil product segment consists of the operations in Hickman and Decatur where the Company processes hot-rolled steel coils using temper mills and cut-to-length lines. The tubular product segment consists of the operations in Lone Star where the Company manufactures electric resistance welded pipe, provides pipe finishing services and distributes pipe.

The Company announced today its results of operations for the second quarter. For the quarter ended September 30, 2019 (the “2019 quarter”), the Company recorded a net loss of $1,544,137 ($0.22 diluted loss per share) on sales of $39,995,580 compared to net earnings of $2,000,916 ($0.29 diluted earnings per share) on sales of $53,432,029 for the quarter ended September 30, 2018 (the “2018 quarter”).

The Company’s operating results are significantly impacted by the market price of hot-rolled steel coil. Results for the 2019 quarter were negatively impacted by a declining steel price while the 2018 quarter was positively impacted by an increasing steel price. In March 2018, the Administration of the U.S. government announced trade actions under Section 232 of the Trade Expansion Act related to imports of steel and aluminum products. In November 2017, steel prices began to rise on speculation of potential trade actions. The rising prices gained momentum in January 2018 when the Commerce Department’s recommendations were provided to the Administration. From January 2018, steel prices continued to rise approximately 40% until reaching a peak in July 2018. Prices held near a 10 year high until September 2018 when prices started a significant decline through September 2019, dropping approximately 42%. In the 2018 quarter, the market was still reacting to the recent Section 232 trade actions and our operations benefitted from strong margins and demand. In the 2019 quarter, margins were challenged by the continued decline in steel prices and softer demand.

Operating results for the 2019 quarter were further impacted by an inventory write down of $955,605 at September 30, 2019 related to certain items of the tubular segment’s manufactured pipe inventory. The inventory write down was due primarily to the persistent decline of hot-rolled steel prices and soft demand resulting in slower inventory turnover.

SUMMARY OF OPERATIONS (unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2019	2018	2019	2018

Net Sales	$39,995,580	$53,432,029	$80,970,900	$101,625,347

Total costs and other income	42,027,709	50,786,404	82,733,758	94,217,209

Earnings (loss) before income taxes	(2,032,129)	2,645,625	(1,762,858)	7,408,138

Provision for (benefit from) income taxes	(487,992)	644,709	(413,493)	1,807,329

Net earnings (loss)	$(1,544,137)	$2,000,916	$(1,349,365)	$5,600,809

Weighted average shares outstanding:
Basic	6,999,444	7,009,444	6,999,444	7,009,444
Diluted	6,999,444	7,009,444	6,999,444	7,009,444

Net earnings (loss) per share:
Basic	$(0.22)	$0.29	$(0.19)	$0.80
Diluted	$(0.22)	$0.29	$(0.19)	$0.80

COIL SEGMENT OPERATIONS

Coil segment sales for the 2019 quarter totaled $28,420,609 compared to $34,828,444 for the 2018 quarter. Total coil segment sales declined due to reduced average selling prices associated with the significant and sustained decline in hot-rolled coil pricing. Inventory tons sold increased from approximately 38,000 tons in the 2018 quarter to approximately 43,000 tons in the 2019 quarter. Sales volume improved due primarily to growth in the number of customers sold and steady demand from existing customers. Coil segment operations recorded operating profits of approximately $324,000 and $1,925,000 for the 2019 and 2018 quarters, respectively. Margins for the 2019 quarter were negatively impacted by the continued decline in hot-rolled steel prices and the effect of inventory with higher average costs flowing through cost of goods sold. Margins for the 2018 quarter were positively impacted by increasing hot-rolled steel prices and the effect of inventory with lower average costs flowing through cost of goods sold.

TUBULAR SEGMENT OPERATIONS

Tubular product segment sales for the 2019 quarter totaled $11,574,971 compared to $18,603,585 for the 2018 quarter. Total tubular segment sales declined due primarily to a lower sales volume and lower steel prices. Tons sold decreased from approximately 25,500 tons in the 2018 quarter to approximately 15,500 tons in the 2019 quarter. The volume decline was primarily related to mill reject sales volumes which decreased from approximately 13,000 tons in the 2018 quarter to approximately 5,000 tons in the 2019 quarter. The higher shipping volume of mill reject pipe in the 2018 quarter was due primarily to a strategic effort to reduce the level of mill reject pipe inventory. At September 30, 2019, mill reject pipe inventory was at a desired level. Shipments of manufactured pipe declined from approximately 12,500 tons in the 2018 quarter to 10,500 tons in the 2019 quarter. The tubular segment operations recorded an operating loss of approximately $1,746,000 for the 2019 quarter and an operating profit of approximately $1,376,000 for the 2018 quarter. Operating results for the 2019 quarter were negatively impacted by an inventory write down of $955,605 at September 30, 2019 related to certain items of the segment’s manufactured pipe inventory. The inventory write down was due primarily to the persistent decline of hot-rolled steel prices and soft demand resulting in slower inventory turnover. Throughout the 2019 quarter, the segment experienced compressed margins associated with the declining steel prices and softness in the U.S. energy industry. In contrast, the 2018 quarter was positively impacted by strong margins associated with increasing steel prices and a stronger U.S. energy market.

OUTLOOK

Hot-rolled steel prices continued to fall through much of October 2019 until domestic steel producers issued a price increase at the end of October and a second price increase in early November. Management expects margin challenges to continue during the third quarter of fiscal 2020 with an opportunity for improvement in the fourth quarter if the issued price increases hold and if customer demand will support the increases flowing through the supply chain. Management expects sales volume for both the coil segment and tubular segment to decline in the third quarter due to hesitant demand while steel prices searched for a floor and typical seasonal slowdown associated with the holidays and fewer shipping days. Currently management does not expect any write down of inventory will be necessary for the third quarter.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and such statements involve risk and uncertainty. Forward-looking statements include those preceded by, followed by or including the words “will,” “expect,” “intended,” “anticipated,” “believe,” “project,” “forecast,” “propose,” “plan,” “estimate,” “enable,” and similar expressions, including, for example, statements about our business strategy, our industry, our future profitability, growth in the industry sectors we serve, our expectations, beliefs, plans, strategies, objectives, prospects and assumptions, future production capacity, product quality and estimates and projections of future activity and trends in the oil and natural gas industry.  These forward-looking statements may include, but are not limited to, future changes in the Company’s financial condition or results of operations, future production capacity, product quality and proposed expansion plans. Forward-looking statements may be made by management orally or in writing including, but not limited to, this news release.

Forward-looking statements are not guarantees of future performance. These statements are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Although forward-looking statements reflect our current beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements.

Actual results and trends in the future may differ materially depending on a variety of factors including, but not limited to, changes in the demand for and prices of the Company’s products, changes in government policy regarding steel, changes in the demand for steel and steel products in general and the Company’s success in executing its internal operating plans, changes in and availability of raw materials, our ability to satisfy our take or pay obligations under certain supply agreements, unplanned shutdowns of our production facilities due to equipment failures or other issues, increased competition from alternative materials and risks concerning innovation, new technologies, products and increasing customer requirements. Accordingly, undue reliance should not be placed on our forward-looking statements. Such risks and uncertainty are also addressed in our Management’s Discussion and Analysis of Financial Condition and Results of Operations and other sections of the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including the Company’s Annual Report on Form 10-K and its other Quarterly Reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except to the extent law requires.

For further information, please refer to the Company's Form 10-Q as filed with the SEC on November 14, 2019 or contact Alex LaRue, Chief Financial Officer – Secretary and Treasurer, at (903)758-3431.